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                                                            Exhibit No. 99.1(b)

                              MFS SERIES TRUST XV

                          CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                            REDESIGNATION OF SERIES

   Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated July 24, 2007, as amended (the "Declaration"), of MFS Series Trust XV (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

   The series designated as MFS Diversified Real Return Fund shall be redesignated as MFS Diversified Target Return Fund.

   Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

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   IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of October 2, 2007 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER                         ROBERT J. MANNING
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Robert E. Butler                         Robert J. Manning
804 W. Park Avenue                       13 Rockyledge Road
State College PA 16803                   Swampscott MA 01907

LAWRENCE H. COHN                         LAWRENCE T. PERERA
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Lawrence H. Cohn                         Lawrence T. Perera
45 Singletree Road                       18 Marlborough Street
Chestnut Hill MA 02467                   Boston MA 02116

DAVID H. GUNNING                         ROBERT C. POZEN
---------------------------------------  --------------------------------------
David H. Gunning                         Robert C. Pozen
2571 N. Park Blvd.                       9 Arlington Street
Cleveland Heights OH 44106               Boston MA 02116

WILLIAM R. GUTOW                         J. DALE SHERRATT
---------------------------------------  --------------------------------------
William R. Gutow                         J. Dale Sherratt
3 Rue Dulac                              86 Farm Road
Dallas TX 75230                          Sherborn MA 01770

MICHAEL HEGARTY                          LAURIE J. THOMSEN
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Michael Hegarty                          Laurie J. Thomsen
177 Old Briarcliff Road                  235 Nashawtuc Road
Briarcliff Manor NY 10510                Concord MA 01742

J. ATWOOD IVES                           ROBERT W. UEK
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J. Atwood Ives                           Robert W. Uek
17 West Cedar Street                     536 Tierra Mar Lane
Boston MA 02108                          Naples FL 34108